UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2017

Riot Blockchain, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

834-F South Perry Street, Suite 443
Castle Rock, CO 80104
 (Address of principal executive offices) (zip code)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, New York 10036
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 23, 2017, the Board of Directors of Riot Blockchain, Inc. (the “Company”) adopted an amended and restated Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct was updated to improve language, appearance and style, including the use of defined terms, all of which are designed to enhance readers' understanding of its provisions.  The Code of Ethics and Business Conduct was also amended to remove language that the Company considered to be dated or duplicative and unnecessary. The amendment took effect upon adoption by the Board of Directors and did not result in any waiver, explicit or implicit, of any provision of the Company's previous Code of Ethics and Business Conduct.

The updated Code of Ethics and Business Conduct will be made available on the Company's website at www.riotblockchain.com in the "Investors" section as soon as practicable.

The foregoing description of the amendments to the Code of Ethics and Business Conduct does not purport to be complete and is qualified in its entirety by reference to Code of Ethics and Business Conduct of the Company, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

           (d)        Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
14.1	Riot Blockchain, Inc. Code of Ethics and Business Conduct dated October 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: October 25, 2017	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer